EXHIBIT 10.2

FORM OF

STOCK PURCHASE AGREEMENT

(Affiliate)

THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of April __, 2016, by and between [__] (the "Seller") and the Purchaser(s) identified on Exhibit A attached hereto (individually and collectively the "Purchaser"). Exhibit A may be in one or more parts.

RECITALS

WHEREAS, Seller is the owner of the number of shares of the issued and outstanding shares of Common Stock, $.0001 par value (the "Common Stock") of BALLY, CORP., a Nevada corporation (the "Company") set forth on the Seller Signature Page below ("Shares Owned").

WHEREAS, Pursuant to the terms and conditions of this Agreement, Seller desires to sell, and Purchaser desires to purchase, all of the Seller's rights, title, and interest in and to the number of shares of the Shares Owned as set forth on the Seller Signature Page below (the "Shares Sold").

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall accept and purchase, the Shares Sold and any and all rights in the Shares Sold to which Seller is entitled, and by doing so Seller shall be deemed to have assigned all of his rights, titles and interest in and to the Shares Sold to Purchaser, in accordance with Exhibit A. Such sale of the Shares Sold shall be evidenced by stock certificate(s), duly endorsed in blank or accompanied by stock powers duly executed in blank or other instruments of transfer in form and substance reasonably satisfactory to the transfer agent of the Company.

2. Consideration. In consideration for the sale of the Shares Sold, each Purchaser shall pay to Seller the amount set forth next to their respective names on Exhibit A as the "Aggregate Purchase Price". The Aggregate Purchase Price equals the "Purchase Price Per Share Sold" multiplied by the number of Shares Sold.

3. Closing; Deliveries.

(a) The purchase and sale of the Shares Sold shall be held on or before March 31, 2016 (the "Closing").

(b) At the Closing, Seller shall deliver to Purchaser's legal counsel (i) stock certificates evidencing the Shares Sold (the "Certificates"), duly endorsed in blank or accompanied by stock powers duly executed in blank with medallion guarantee, or other instruments of transfer in form and substance reasonably satisfactory to Purchaser (the "Transfer Documents"), (ii) documentary evidence of the Seller's purchase of and payment for the Shares Sold (i.e. cancelled check, wire confirmation or bank statement), (iii) due recordation in the Company's share register of Purchaser's full and unrestricted title to the Shares Sold, (iv) documents to substantiate identification of Seller (i.e. driver's license or Passport) and (iv) such other documents as may be required under applicable law or reasonably requested by Purchaser.

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(c) Seller acknowledges that it has previously received the Aggregate Purchase Price.

4. Representations and Warranties of Seller. As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants to Purchaser as follows:

4.1 Authority. Seller has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof.

4.2 Ownership. Seller is the sole record and beneficial owner of the Shares Sold, has good and marketable title to the Shares Sold, free and clear of all Encumbrances (hereafter defined), other than applicable restrictions under applicable securities laws, and has full legal right and power to sell, transfer and deliver the Shares Sold to Purchaser in accordance with this Agreement. "Encumbrances" means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement, Purchaser will receive good and marketable title to the Shares Sold, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations. There are no stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares Sold.

4.3 Valid Issuance. The Shares Sold are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.

4.4 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Seller is a party or by which he is bound, or to which the Shares Sold are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Seller or the Shares Sold.

4.5 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Seller of any of the transactions on its part contemplated under this Agreement.

4.6 No Other Interest. Neither Seller nor any of Seller's respective affiliates has any interest, direct or indirect, in any shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets, other than the Shares Sold and Common Stock as reflected in the preamble to this Agreement.

4.7 No General Solicitation or Advertising. Neither any Seller nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares Sold, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares Sold under the Securities Act of 1933, as amended (the "Securities Act").

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4.8. Capitalization. The authorized capital of the Company consists of 100,000,000 shares of common stock, par value $0.0001, of which a total of 9,850,000 shares are issued and outstanding (the "Issued and Outstanding Common Stock") and 20,000,000 shares of preferred stock, par value $.0001, of which a total of -0- are issued and outstanding. The Issued and Outstanding Common Stock has been duly authorized, issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances, right of first refusal, preemptive right or other restriction. No person, firm or corporation has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Company to issue any shares in its capital or to convert any securities of the Company or of any other company into shares in the capital of the Company.

4.9 Assets. The Company has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the financial statements included in the SEC Reports defined below.

4.10. SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission (the "Commission") promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing;

4.11 Registration/Anti-Dilution Rights. The Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of the Company.

4.12. Further Assistance. The Seller agrees to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement.

4.13. Litigation. There are no actions, suits, proceedings, judgments, claims or investigations pending or threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which would result in the discovery of such default.

4.14. Liabilities. There are no trade payables, accrued expenses, liabilities, obligations or commitments which the Company would be required to accrue or reflect in its financial statements pursuant to GAAP as of the date hereof.

4.15. Tax Returns. The Company has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial. In addition, all such tax returns are correct and complete in all material respects. All taxes of the Company which are (i) shown as due on such tax returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the financial statements in accordance with GAAP. There are no liens for any taxes upon the assets of the Company, other than statutory liens for taxes not yet due and payable. The Company does not know of any proposed or threatened tax claims or assessments.

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4.16. Books and Records. The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

4.17 Full Disclosure. No representation or warranty of the Seller to the Purchaser in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Seller that has specific application to the Shares Sold or the Company that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Shares Sold or the Company that has not been set forth in this Agreement.

4.18 Offering on Form S-1.

(a) Seller is the duly appointed [President, Secretary, Treasurer and sole Director] of the Company, has been duly appointed to and now holds such offices, [and no person, other than Seller, has ever been an officer or director of the Company];

(b) The shareholders list (the "Shareholders List") of the Company dated November 2, 2016 reflecting a total of 9,850,000 shares issued and outstanding is a true and correct copy of the list of shareholders of the Company and is true, correct and accurate as of the date hereof;

(c) The Shareholder's List identifies all holders of common stock of the Company;

(d) Except for Seller, each holder of common stock on the Shareholders List purchased his or her shares identified on the Shareholders List directly from the Company as part of an offering registered with the SEC pursuant to a Registration Statement on Form S-1 (File No. 333-192387) (the "Registration Statement"), declared effective by the SEC on March 17, 2015;

(e) Seller delivered a copy of the Prospectus, part of the Registration Statement, to each of the holders of common stock on the Shareholders List (except Seller), prior to each such holder's purchase of shares of common stock in the offering registered under the Registration Statement;

(f) Each of the holders of common stock on the Shareholders List paid and delivered to the Company the full purchase price for his or her shares;

(g) Except for Seller, none of the holders of common stock on the Shareholders List has ever been an officer, director or holder of more than 5% of the shares of common stock or voting power of the Company; and

(h) Except for Seller, none of the holders of common stock on the Shareholders List has ever, directly or indirectly, controlled, acted in common control with or been controlled by the Company or ever otherwise been an "affiliate" of the Company within the meaning of SEC Rule 405, promulgated pursuant to the Securities Act.

4.19. Contracts. The Company is not party to any contract, agreement or arrangement other than this Agreement and as otherwise disclosed in the SEC Reports.

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4.20 OTC Matters. At the date hereof and at the Closing Date:

(a) the Common Stock is eligible to trade and be quoted on, and is quoted on, the OTCPink tier maintained by OTC Markets, Inc. (the "OTCPink") and has received no notice or other communication indicating that such eligibility is subject to challenge or review by the any applicable regulatory agency, electronic market administrator, or exchange;

(b) the Company has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC;

(c) the Company has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the Common Stock for quotation on the OTCPink; and

(d) the Common Stock is eligible for participation in The Depository Trust Company ("DTC") book entry system and has shares of Common Stock on deposit at DTC.

5. Representations and Warranties of Purchaser. As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants to Seller as follows:

5.1 Authority. Purchaser has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof.

5.2 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Purchaser of any of the transactions on its part contemplated under this Agreement.

5.3 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchaser is a party or by which he is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Purchaser.

5.4 Potential Loss of Investment. Purchaser understands that an investment in the Shares Sold is a speculative investment which involves a high degree of risk and the potential loss of his entire investment.

5.5 Receipt of Information. Purchaser or Counsel has received all documents, records, books and other information pertaining to Purchaser's investment that has been requested by the Purchaser, including without limitation, the Securities and Exchange Commission ("SEC") filings made by the Company.

5.6 No Advertising. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

5.7 Investment Experience. The Purchaser (either by himself or with his advisors) is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of his business and financial experience to protect his own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of his investment in the Shares Sold.

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5.8 Investment Purposes. The Purchaser is acquiring the Shares Sold for Purchaser's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the amount of restricted Shares Sold the Purchaser is acquiring herein. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Shares Sold the Purchaser is acquiring.

6. Indemnification; Survival.

6.1 Indemnification. Each party hereto shall jointly and severally indemnify and hold harmless the other party and such other party's agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the "Indemnified Persons") from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) (collectively, "Losses") resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or non-fulfillment of any of the representations and warranties of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Agreement.

6.2 Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

7. Miscellaneous.

7.1 Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

7.2 Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth in the books and records of the Company, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

7.3 Choice of Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law. Each of the parties agree to submit to the jurisdiction of the federal or state courts located in Palm Beach County, Florida in any actions or proceedings arising out of or relating to this Agreement. Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 7.2 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

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7.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.

7.5 Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

7.6 Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

7.7 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

7.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.10 Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

7.11 Further Assurances. At the reasonable request of Purchaser and without demanding further consideration from Purchaser, Seller agrees to execute and deliver to Purchaser such other documents and instruments, and do and perform such other acts and things, as may be reasonably necessary for effecting completely the consummation of the transfer of ownership in and to the Shares Sold as contemplated hereby, as well as the deposit of the Shares Sold with a broker-dealer.

IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement as of the date first above written.

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SELLER SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

(AFFILIATES)

Bally Corp., a Nevada Corporation

IN WITNESS WHEREOF, the undersigned has duly executed this Stock Purchase Agreement as of the date first above written.

SELLER SHARE INFORMATION

Description	Amount
Shares Owned:
Shares Sold:
Purchase Price per Share Sold:
Aggregate Purchase Price:

SELLER:

Sign:
Name:	[__]

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PURCHASERS' SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

(AFFILIATES)

Bally Corp., a Nevada Corporation

EXHIBIT A

PURCHASERS' SIGNATURE PAGES

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement as of the date first above written.

Purchaser Name	No. Shares Sold to be Acquired	Purchase Price Per Share Sold	Aggregate Purchase Price
[__]	[__]	[__]	[__]

By:
Name:
Title:

Totals	[__]	[__]	[__]

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